UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 21, 2005

                            BRONCO ENERGY FUND, INC.

             (Exact name of registrant as specified in its charter)



                 Nevada                  000-29541             86-0972709
         ---------------------------------------------------------------------
         State or other jurisdiction    Commission           IRS Employer
         Of incorporation               File Number      Identification Number


                2920 North Swan Road, Suite 206, Tucson, AZ 85712
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number including area code: (866) 305-0485.

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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         ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On April 21, 2005, the Company's principal accountants, Robison, Hill & Co., of Salt Lake City, Utah resigned. The board of directors of the Company accepted the resignation of Robison, Hill & Co.

         The audit reports on the Company's financial statements for the three years ended December 31, 2004 were modified to reflect an uncertainty as to the Company's ability to continue as a going concern. For the last three fiscal years and any subsequent interim period preceding the resignation, there were no disagreements with Robison, Hill & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Robison, Hill & Co., would have caused Robison, Hill & Co. to make reference to the matter in their reports.

         There were no applicable  reportable  items  pursuant to Regulation S-K
         Item 304(a)(1)(v) for this report.

         On April 22, 2005, the Company engaged Epstein, Weber & Conover, P.L.C., Certified Public Accountants of Scottsdale, Arizona as its new Certifying Accountants. The Company did not have any consulting arrangements with Epstein, Weber & Conover, P.L.C., Certified Public Accountants prior to their appointment.

         ITEM 9: FINANCIAL STATEMENTS AND EXHIBITS.

         16.1 Letter from Robison, Hill & Co. dated April 21, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





         DATE:    APRIL 22, 2005

                            BRONCO ENERGY FUND, INC.

                                           BY  /S/ DAN BAKER
                                         ------------------------------------
                                           DAN BAKER, CHIEF EXECUTIVE OFFICER